EXHIBIT 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Bill Barrett Corporation on Form S-1 of our report on the statements of revenues and direct operating expenses of the Piceance Basin Acquisition Properties dated September 21, 2004, appearing in the Registration Statement No. 333-114554 Prospectus and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Denver, Colorado
December 9, 2004